ASSIGNMENT OF LICENSE AGREEMENTS

THIS ASSIGNMENT OF LICENSE AGREEMENTS (this "Assignment") is made as of February ___, 1999, by HANSEN'S JUICE CREATIONS, LLC, a California, limited liability company ("Assignor"), to FRESH SMOOTHIE, LLC, a California limited liability company ("Assignee").

RECITALS

         A. Pursuant to the tems and conditions of that certain Royalty Agreement, dated April 26, 1996. attached hereto as Exhibit "A" and incorporated herein by this reference (the "Trust Royalty Agreement"), Gary Hansen, Anthony Kane and Burton S. Rosky, collectively as Trustees under that certain Trust
Agreement dated as of July 27, 1992, for the benefit of Hansen's Juices, Inc., ("HJI"), granted to Assignor an exclusive worldwide right and license to use that certain "Hansen's" trademark, which is registered as Registration Number 1,258,780 in the United States Patent and Trademark Office (the "Trademark'), on or in connection with the manufacture, sale and distribution of fresh brewed coffee, coffee flavored drinks, coffee beans and/or ground coffee, food spreads and baked goods.

         B. Pursuant to the terms and conditions of that certain Royalty Agreement, dated April 26, 1996, attached hereto as Exhibit "B" and incorporated herein by this reference (the "'HJI Royalty Agreement"), HJI granted to Assignor an exclusive worldwide right and license to use the Trademark on or in connection with the manufacture, sale and distribution of fresh juices, fresh juice products, and other products as described in the HJI Royalty Agreement.

         C. The HJI Royalty Agreement was amended by that certain Amendment to Royalty Agreement, dated May 9, 1997, attached hereto as Exhibit "C" and incorporated herein by this reference.

         D. The HJI Royalty Agreement and the Trust Royalty Agreement were amended by that certain letter agreement, dated May 14, 1996, attached hereto as Exhibit "D" and incorporated herein by this reference. As used hereinafter, the HJI Royalty Agreement, as amended, and the Trust Royalty Agreement, as amended, shall collectively be referred to as the "Royalty Agreements."

         E. Assignor is a party to that certain Operating Agreement of Assignee, of even date herewith (the "Operating Agreement"), and Assignor wishes to contribute Its rights under the Royalty Agreements to Assignee in exchange for, among other things, a membership interest in Assignee.

         F. In furtherance of Assignor's contribution to the capital of Assignee described above, Assignor desires and has agreed to transfer all of its right, title and interest in and to the Royalty Agreements to Assignee, and Assignee desires and has agreed to assume all of the obligations and liabilities of Assignor with respect to the Royalty Agreement, upon the terms and conditions as set forth hereinafter.

         In consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. Assignment. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Royalty Agreements, including, but not limited to, Assignor's duties, obligations and liabilities required under the Royalty Agreements.

         2. Assumption. Assignee hereby assumes Assignor's right, title and interest in and to the Royalty Agreements. Assignee hereby further agrees to assume and perform all of Assignor's duties, obligations and liabilities created under the Royalty Agreements that accrue following the date of this Assignment.

         3.       Consideration.

         4.       Royalty Payments

         Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that in order to accelerate the receipt by Assignor of the Royalty Payments, Assignor shall continue to exclusively market and sell products pursuant to the "bag in the box" program until such time that Assignor has received payment in full of the Royalty Payments, provided, however, it is understood and agreed that the "net sales proceeds" (as defined hereafter) received by Assignor from Assignor's sale of "bag in the box" products shall be credited and offset against the Royalty Payments. Upon receipt by Assignor of payment in full of the Royalty Payments, then Assignee shall have the exclusive right to market and sell "bag in the box products. The term "net sales proceeds," as used hereinabove shall mean the gross sales price of all "bag In the box" products sold by Assignor, less Assignor's direct costs for such products and the One Percent (1%) royalty fee due to Fresh Juice Company.
Assignor shall submit to Assignee, on a monthly basis, an itemized schedule setting forth all "bag in the box" net sales proceeds (including the gross amount of such sales, the purchasers names, itemization of direct costs, etc), and such other back-up documentation as requested by Assignee.

         5. Representations and Warrantees of Assignor. Assignor represents and warrants to Assignee that the statements contained in this Paragraph 5 are correct and complete as of the date of this Assignment.

         a. Authorization of Transaction. Assignor has the full power and authority to enter into this Assignment, Without limiting the generality of the foregoing, the members of Assignor has duty authorized the execution, delivery and performance of this Assignment by Assignor, which authorization is set forth in Schedule 1, attached hereto and incorporated herein by this reference. This Assignment constitutes the valid and legally binding obligation of Assignor, enforceable in accordance with its terms and conditions.

         b. Compliance with Royalty Agreements. Assignor is in full compliance with all aspects of the Royalty Agreements. The execution and the delivery of this Assignment does not conflict with, result in a breach of, constitute a default under, terminate, modify, or cancel, or require any notice under the Royalty Agreements.

         c. Consents. Assignor has obtained all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state or other relevant governmental authorities required on the part of Assignor in connection with the consummation of this Assignment.

         d. Noncontravention. The execution and delivery of this Assignment does not violate any constitution, statute, regulations, rule, injunction, judgement, order, decree ruling, charge or other restriction of any government, governmental agency, or court to which Assignor is subject or any provision of Assignor's Operating Agreement.

         e. Liabilities. Assignor does not have any liabilities or obligations (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Assignor giving rise to any liabilities or obligations), except for the liabilities and obligations expressly set forth in Schedule 2, attached hereto and incorporated herein by this reference. Except as set forth In Schedule 2, there are no liens or security interest on or related to any of Assignor's property, which liens and security interests shall be released on or before the execution of this Assignment by Assignor.

         f. Legal Compliance. Assignor bas complied with all applicablc laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Assignor alleging any failure to so comply.

         g. Taxes. Assignor has filed all tax returns that it is required to file. All such tax returns were correct and complete in all respects. Except as provided in Schedule 3, Assignor has no tax liabilities and all taxes owed by Assignor (whether or not shown on any tax return) have been paid. To Assignor's knowledge, there are no tax liens or security interests on or related to the Trademark or the Royalty Agreements in connection with any failure to pay any taxes by Assignor,

         h. Trademark. Assignor has the right to use the Trademark on or in connection with the manufacturer, sale and distribution of fresh juices, fresh juice products, fresh brewed coffee, coffee flavored drinks, coffee beans, ground coffee, food spreads, and baked goods, pursuant to the Royalty Agreements. The Trademark shall be available for use by Assignee on identical terms and conditions pursuant to the Royalty Agreements immediately subsequent to this Assignment. Assignor has taken all necessary and desirable actions to maintain and protect the Trademark granted by the Royalty Agreements. To Assignor's knowledge, there are no hens of security interests on or related to the Trademark. Assignor bas not transferred any other rights, title or interests in the Trademark or the Royalty Agreements. To Assignor's knowledge, Assignor has not interfered with, infringed-upon, misappropriated, or otherwise come into conflict with, any rights of third parties with respect to the Trademark.

         i. Royalty Agreements. Assignor has delivered to Assignee a correct and complete copy of the Royalty Agreements, as amended, which are attached hereto its Exhibits "A" through "D". To Assignor's knowledge, and except for the claims asserted by Hansen's Beverage Company and Rodney C. Sacks, a Trustee of the Hansen's Trust, Pursuant to that certain Demand for Arbitration with the American Arbitration Association, dated October 30, 1998, against (a) Gary Hansen, Anthony Kane and Burton Rosky, collectively as Trustees under that certain Trust Agreement dated July 27. 1992 for the benefit of HJI, (b) Hansen's Juice Creations, LLC, and (iii) The Fresh Juice Company of California, Inc.:

                  (i) The Royalty Agreements are legal, valid, binding, enforceable, and in full force and effect; (ii) The Royalty Agreements will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of this Assignment;
(iii) No party is in breach or default, and no event has occurred which with notice or lapse of time would cause to be a breach or default, or permit termination or modification under the Royalty Agreements;
(iv) No party has repudiated any provision of the Royalty Agreements; and (v) No party has a lien or security interest against the Royalty Agreements.

         j. Solvency of Assignor. Assignor is not "insolvent" (as that term is defined in I I U.S.C. ss. 101 (32)) or the subject of an insolvency proceeding (including, without limitation, an assignment for the benefit of creditors, a voluntary or involuntary bankruptcy proceeding, or the appointment of a receiver, trustee or other custodian for Assignor's assets), and neither this Assignment or the Security Agreement (as described below) constitutes a "fraudulent transfer" (as defined in Title I I of the United States Coda and the California Uniform Fraudulent Transfer Act, California Civil Code Section 3439 et seq.) or will have the effect of hindering, delaying or defrauding any creditors of Assignor.

         k. Insurance. Assignor has in full force and affect insurance policies with coverage in sufficient amounts with respect to any liabilities created by its use of the Trademarks, the sale of products and such other insurance coverage as is customary in businesses like Assignor's business.

         6. Survival of Representations and Warranties. All of the representations and warranties contained in this Assignment shall survive the execution of this Assignment and shall Continue in fall force and effect thereafter (subject to any applicable statutes of limitations).

         7. Indemnity.

         a. In the event Assignor breaches (or in the event any third party alleges facts that) if true, would mean Assignor has breached) any of its representations and warranties contained herein, then Assignor hereby agrees to indemnify and hold harmless Assignee from and against, any and all costs, expenses, judgements, liabilities, damages and losses of any type (including reasonable attorneys fees and costs) that Assignee may suffer as a result of any claim, demands, costs or judgements resulting from, arising out of, relating to, in the nature of, or caused by the breach (or of the alleged breach) by Assignor of its representations and warranties set forth in Paragraph 5 above.

         b. In the event Assignor shall be obligated to indemnify Assignee pursuant to Paragraph 7(a) above, then Assignee shall deliver a written demand to Assignor describing the costs, expenses, judgments, liabilities, damages and losses suffered by Assignee, including the amount of the indemnification sought by Assignee (the "Indemnification Demand"). Assignor shall respond to Assignee within ten (10) business days after Assignor receives the Indemnification Demand, which response shall state Assignor's election pay Assignee the amount of the indemnity sought. If Assignor elects not to pay Assignee the amount of the indemnity, or does not respond to the Indemnification Demand, then Assignee shall be entitled to exercise all of its rights and remedies as act forth in that certain Security Agreement, of even date herewith, attached hereto as Exhibit "E" and incorporated herein by this reference, including, but not limited to the right offset the amount of the indemnification against any Royalty Payments, Cash Payments and Assignor's membership interest in Assignee.

         c. If any third party shall notify Assignor with respect to any matter ("Third Party Claim") which may give rise to a claim for indemnification against Assignor under this Paragraph 7, then Assignor shall promptly notify Assignee in writing of such Third Party Claim. Assignee shall have the right to assume and thereafter conduct the defame of any Third Party Claim with counsel of Assignee's choice, unless and until Assignee assumes the defense of the Third Party Claim, Assignor shall defend the Third Party Claim in a reasonably appropriate manner. In no event shall Assignor or Assignee consent to the entry of judgement or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other party. If Assignee shall pay any amounts In connection with the Third Party Claim, including attorneys fees, Assignee shall have the right to seek indemnification for all such amounts expended by Assignee, in the manner provided by Paragraph 7(b) above,

         8. Miscellaneous.

         a. Entire Agreement. This Assignment (including the documents referred to herein) constitutes the entire agreement between Assignor and Assignee, and supersedes any prior understandings, agreements, or representations by or between Assignor and Assignee, written or oral, to the extent that are related in any way to the subject matter hereof.

         b. No Third Party Beneficiaries. This Assignment shall not confer any rights or remedies upon any party other than Assignor and Assignee, and their respective successors and assigns.

         c. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the panics hereto.

         d. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         e. Headings. The section headings contained in this Assignment are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Assignment.

         f. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Assignor.                    Hansen's Juice Creations, LLC
                                            468 North Camden Drive
                                            Beverly Hills, California 90211
                 Attention: Harvey R. Laderman, Managing Member

         If to Assignee:                    Fresh Smoothie, LLC
                                            17064 Mooncrest Drive
                                            Encino, California 91436
                                        Attention: Barry Lublin, Managing Member

         Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary-mail, or electronic mail), but no such notice, request, demand, claim or other communications shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         g. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law, position or rule that would cause the application of the laws in any jurisdiction other than the State of California.

         h. Amendments and Waivers. No amendment of any provision of this Assignment shall be valid unless the same shall be in writing and signed by both Assignor and Assignee. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or effect in any way any rights arising by virtue of any prior or subsequent such occurrence.

i. Severability . Any term or provision of this Assignment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in my other jurisdiction.

         j. Time of Essence. Time is of the essence in this Assignment.

         k. Arbitration. ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY CLAIMS UNDER FEDERAL OR STATE SECURITIES LAWS, SHALL BE SUBJECT EXCLUSIVELY TO FINAL AND BINDING ARBITRATION BEFORE A SINGLE NEUTRAL ARBITRATOR IN LOS ANGELES, CALIFORNIA UNDER THE THEN APPLICABLE RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE PROVISIONS OF SECTION 1283.05 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE PERMITTING DISCOVERY IN ARBITRATIONS ARE HEREBY INCORPORATED HEREIN BY REFERENCE, PROVIDED THAT EACH SIDE OF THE ARBITRATION SHALL BE PERMITTED TO TAKE NO MORE THAN TWO DEPOSITIONS FOR DISCOVERY. EACH PARTY SHALL PAY ITS SHARE OF THE FEES AND COSTS OF THE AAA AND FOR THE ARBITRATOR, SUBJECT TO THE ARBITRATOR'S RIGHT TO REALLOCATE SAME IN FAVOR OF THE PREVAILING PARTY, PROVIDED THAT THE AAA SHALL BE EMPOWERED AND DIRECTED TO ENTER AN AWARD BY DEFAULT AGAINST ANY PARTY WHO DECLINESTO PAY WHEN REQUIRED BY THE AAA ITS SHARE OF SUCH FEES AND COSTS.

         l. Attorneys' Fees. In the event a dispute should arise between Assignor or Assignee under this Assignment, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses including without limitation, reasonable attorneys' fees and expenses.

         m. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Assignment are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment by their duly authorized officers as of the date first written above.

ASSIGNOR:                           HANSEN'S JUICE CREATIONS, LLC,
                                    a. California limited liability company
                                    By:  /s/Harvey Laderman
                                    Title: Managing Partner

ASSIGNEE:                           FRESH SMOOTHIE, LLC,
                                    a California limited liability company
                                    By: /s/Barry Lublin
                                    Title: Managing Partner